SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : JULY 21, 2003

                    COMMISSION FILE NO. 000-31631
                                        ---------



                          PERMA-TUNE ELECTRONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             TEXAS                                     75-2510791
----------------------------------         -----------------------------------
(STATE  OR  OTHER  JURISDICTION  OF        (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)


                199 TRADE ZONE DRIVE, RONKONKOMA, NEW YORK 11779
-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (631) 981-2023
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)


                 111 SOUTH BIRMINGHAM STEET, WYLIE, TEXAS 75098
                 ----------------------------------------------
                            FORMER NAME AND ADDRESS

ITEM  1.     CHANGES  IN  CONTROL  OF  THE  REGISTRANT.

      As a result of the acquisition of Trans Max Technologies, Inc., a Florida corporation, ("Trans Max"), the control of the Registrant shifted to the former shareholders of Trans Max. The following individuals will exercise control of the Registrant.

     Name               No. of shares             Percentage
     ----               -------------             ----------
Colonel  Robert  Fyn       5,312,055                   30.4%
Murray  H.  Stark          5,312,055                   30.4%
Peter  Merganthaler        2,276,595                   13.0%
Garth  S.  Bailey          2,276,595                   13.0%


ITEM  2.   ACQUISITION  OF  DISPOSITION  OF  ASSETS.

     On July 21, 2003, the Registrant acquired 100% of the issued and outstanding shares of Trans Max in exchange for 15,177,300 shares of the Registrant's common stock. Following the Share Exchange there are 17,500,000 shares of the Registrant's common stock outstanding. The Registrant entered into this transaction due to financing commitments made by Trans Max and its shareholders.

     DESCRIPTION  OF  THE  BUSINESS

The business of Perma-Tune Electronics, Inc. will remain the business of the Registrant.

ITEM  5.   OTHER  EVENTS.

As a result of the acquisition of Trans Max, the Registrant will be changing its name from Perma-Tune Electronics, Inc. to Trans Max Technologies, Inc. In addition, Lonnie Lenarduzzi resigned as the Registrant's President, Chief Executive Officer and Director, Linda Decker resigned as Secretary, Chief Financial Officer, and Director and the following persons resigned as directors:
Larrie Lenarduzzi, Wayne Robertson, and Harold "Red" Smith. Peter Mergenthaler was appointed a director and the Chief Executive Officer.


ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  Trans  Max  Technologies,  Inc.

(a)  Financial  Statements  of  Businesses  Acquired

These financial statements will not be supplied as Trans Max Technologies, Inc. has no operations and no assets.

b)  Pro  Forma  Financial  Information

This information will not be supplied as Trans Max Technologies, Inc. has no operations and no assets.

c)  Exhibits:

     2.1  Exchange  Agreement


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Perma-Tune  Electronics,  Inc.


August  14,  2003

/s/Peter  Mergenthaler
-----------------------------------------
 Peter  Mergenthaler
Chief  Executive  Officer